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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement and Prospectus of Multi-Link Telecommunications, Inc. of our report dated January 21, 1999, except for Note 4 of the financial statements, for which the date is February 10, 1999, accompanying the consolidated financial statements of Multi-Link Telecommunications, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



HEIN + ASSOCIATES LLP


Denver, Colorado
May 10, 1999